APPENDIX A

RULE 18f-3 MULTI-CLASS PLAN

WELLS FARGO VARIABLE TRUST

Variable Trust Multi Class Funds and Share Classes	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee
VT Discovery Fund Class 2	None	None	0.25	None
VT Index Asset Allocation Fund Class 2	None	None	0.25	None
VT International Equity Fund Class 1 Class 2	None None	None None	None 0.25	None None
VT Intrinsic Value Fund1
Class 2	None	None	0.25	None
VT Omega Growth Fund
Class 1	None	None	None	None
Class 2	None	None	0.25	None
VT Opportunity Fund Class 1 Class 2	None None	None None	None 0.25	None None
VT Small Cap Growth Fund Class 1 Class 2	None None	None None	None 0.25	None None
VT Small Cap Value Fund2 Class 1 Class 2	None None	None None	None 0.25	None None
VT Total Return Bond Fund3 Class 2	None	None	0.25	None

Appendix A amended:  November 18, 2015

1On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Intrinsic Value Fund effective on or about April 30, 2016.

2On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Small Cap Value Fund effective on or about April 30, 2016.

3On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Total Return Bond Fund effective on or about April 30, 2016.